EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

REED ELSEVIER PLC CONSOLIDATED FINANCIAL STATEMENTS

We consent to the incorporation by reference in this Registration Statement of Reed Elsevier PLC and Reed Elsevier NV on Form S-8 of our report dated February 14, 2007 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Financial Accounting Standards Board Statement No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans – An Amendment of FASB Statements No. 87, 88, 106 and 132R), relating to the consolidated financial statements of Reed Elsevier PLC and its subsidiaries and management's report on the effectiveness of internal control over financial reporting for Reed Elsevier PLC, appearing in and incorporated by reference in the Annual Report on Form 20-F of Reed Elsevier PLC and Reed Elsevier NV for the year ended December 31, 2006.

Deloitte & Touche LLP

London, United Kingdom

June 8, 2007